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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nextel International, Inc. on Form S-8 of our report dated February 15, 2001 (February 20, 2001 as to Note 7), which includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", appearing in the current report on Form 8-K, dated February 22, 2001, of Nextel International, Inc.

DELOITTE & TOUCHE LLP
McLean, VA
February 23, 2001